Exhibit 23(j)(v) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 485b of our report dated November 26, 2007, relating to the financial statements and financial highlights of Prudent Bear Fund and Prudent Global Income Fund (constituting Prudent Bear Funds, Inc.), which appear in such Registration Statement.  We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Milwaukee, WI
September 11, 2008